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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 16, 1997


                             MYO DIAGNOSTICS, INC.
              (Exact Name of Registrant as Specified in Charter)


        California           333-19285              95-4089525
(State or Other Jurisdiction(Commission            (IRS Employer
     of Incorporation)     File Number)         Identification No.)


                        3760 South Robertson Boulevard
                         Culver City, California 90232
                   (Address of Principal Executive Offices)

                                (310) 559-5500
                        (Registrant's Telephone Number)


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On April 16, 1997, the Registrant issued and sold 480,000 units to Altamira Management Ltd. and Bona Vista Asset Management Ltd., Canadian institutional investors for an aggregate of $1,200,000. Each unit was comprised of one share of Common Stock and one quarter stock purchase warrant. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $3.00 per share through April 16, 1998. The Registrant utilized the services of Griffiths McBurney & Partners, a broker/dealer in Ontario, Canada, in connection with this transaction, which received a fee of $84,000 and warrants to purchase 43,200 shares of Common Stock at a price of $2.50 per share, exercisable through April 16, 1999. The issuance of these securities was exempt from registration pursuant to Regulation S and pursuant to Section 4(2) of the Act as a transaction not involving any public offering.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 22, 1997                     MYO DIAGNOSTICS, INC.



                                   By:   /s/ Gerald D. Appel


                                   Gerald D. Appel, President and
                                   Chief Executive Officer